Exhibit 10.58
AGREEMENT TO PARTICIPATE IN THE
TRIDENT MICROSYSTEMS, INC.
AMENDED AND RESTATED EXECUTIVE RETENTION AND SEVERANCE PLAN
As Adopted December 15, 2010
     In consideration of the benefits provided by the Trident Microsystems, Inc. Amended and Restated Executive Retention and Severance Plan, as adopted December 15, 2010 (the “Amended Plan”), the undersigned employee of Trident Microsystems, Inc. (the “Company”) or any of its subsidiaries and the Company agree that, as of the date written below, the undersigned shall become a Participant in the Amended Plan and shall be fully bound by and subject to all of its provisions. All references to a “Participant” in the Amended Plan shall be deemed to refer to the undersigned.
     By signing this Participation Agreement, the undersigned employee and the Company hereby agree that the prior Agreement to Participate in the Trident Microsystems, Inc. Executive Retention and Severance Plan between the undersigned employee and the Company of August 27, 2009 is hereby terminated and no longer of any legal force or effect.
     The undersigned employee acknowledges that the Amended Plan confers significant legal rights and may also constitute a waiver of rights under other agreements with the Company; that the Company has encouraged the undersigned to consult with the undersigned’s personal legal and financial advisors; and that the undersigned has had adequate time to consult with the undersigned’s advisors before executing this agreement.
     The undersigned employee acknowledges that he or she has received a copy of the Amended Plan and has read, understands and is familiar with the terms and provisions of the Amended Plan. The undersigned employee further acknowledges that except as otherwise established in an employment agreement between a member of the Company Group and the undersigned, the employment relationship between the undersigned and his or her employer is an “at-will” relationship.
     Notwithstanding anything to the contrary in the Amended Plan, each of the Company and the undersigned hereby agree that in the event of the undersigned’s resignation for Good Reason from all capacities in which the undersigned is then rendering service to the Company Group that occurs (a) outside a Change in Control Period, and (b) no later than one hundred eighty (180) days following the initial occurrence of the condition constituting Good Reason, the undersigned shall be eligible to receive the benefits set forth in Section 6 of the Amended Plan in connection therewith as if such resignation constituted a Termination Not in Connection With a Change in Control and subject to the conditions set forth therein; provided that for these purposes “Base Salary Rate” shall mean the undersigned’s monthly base salary rate in effect immediately prior to such resignation, without giving effect to any reduction in the undersigned’s base salary rate that constitutes Good Reason. In addition, in the event of any Termination Upon a Change in Control of the undersigned, the undersigned may exercise any Option which is unexercised and vested on the effective date of such Termination Upon a Change in Control (including any Option as to which vesting has been accelerated) at any time on or prior to the date which is one (1) year after such effective date, but in any event no later than the expiration of such Option (as determined pursuant to the terms of the applicable Company Option plan/agreement).
     In consideration of the foregoing and the other benefits set forth in the Amended Plan, the undersigned agrees and acknowledges that all terms relating to severance benefits set forth in the undersigned’s employment agreement with the Company dated as of March 5, 2007, including without limitation Attachments “D” and “E” thereto, are hereby terminated and fully replaced and superseded by the terms of the Amended Plan and this Participation Agreement.
     This Participation Agreement, along with the Amended Plan, constitutes the entire agreement between the undersigned employee and the Company regarding the subject matters described therein. This Participation Agreement cannot be modified or terminated except by a subsequent written agreement executed by the undersigned employee and an authorized member of the Company’s Compensation Committee.
AGREED TO AND ACCEPTED:
     Executed on February 7, 2011.

PARTICIPANT	TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann	By	/s/ Philippe Geyres
Signature

DAVID L. TEICHMANN Name Printed	Title:	CEO

1621 Oakdell Drive Address
Menlo Park, CA 94025